Calculation of Filing Fee Tables
S-3
Acumen Pharmaceuticals, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.0001 per share	457(o)
		Equity	Preferred Stock, par value $0.0001 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 500,000,000.00	0.000087	$ 43,500.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 500,000,000.00		$ 43,500.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 43,500.00
Offering Note
[1]	(a) The registrant is registering hereby an unspecified principal amount or number and offering price of securities of each identified class as may be offered, from time to time, hereunder, along with an indeterminate principal amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Separate consideration may or may not be received for securities that are issued upon conversion, exercise or exchange of other securities. (b) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. (c) Any securities registered hereunder with respect to the primary offering may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed $500,000,000.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date